EXHIBIT 21

                      SUBSIDIARIES OF TECH-SYM CORPORATION

     Set forth below is certain information with respect to each of the Registrant's subsidiaries:

                                            STATE OR
                                              OTHER
                                          JURISDICTION
                                        OF INCORPORATION
             SUBSIDIARY                  OR ORGANIZATION
-------------------------------------   -----------------
Anarad, Inc..........................   California
Continental Electronics
  Corporation........................   Nevada
     Continental-Lensa S.A...........   Chile
     TELEFUNKEN Sendertechnik GmbH...   Germany
Enterprise Electronics Corporation...   Alabama
GeoScience Corporation...............   Nevada
     GeoScience International Foreign
       Sales Corporation.............   Barbados
     GeoSensor Corporation...........   Delaware
     Symtronix Corporation...........   Nevada
          Symtronix Company..........   Russia
     Syntron, Inc....................   Delaware
          Innovative Transducers
             Inc.....................   Delaware
          Syntron Asia Pte. Ltd......   Singapore
          Syntron Europe Limited.....   Scotland
               PolySeis Limited......   Scotland
               Syntron (UK)
                  Limited............   Scotland
          Zhong Hai Syntron (TianJin)
             Geophysical Cable
             Company Ltd.............   China
Metric Systems Corporation...........   Florida
Paratech Corporation.................   Delaware
     ParallelTools, L.L.C............   Texas
T-S Holding Corporation..............   Texas
Tech-Sym Management Corporation......   Delaware
Tech-Sym International (FSC), Inc....   Barbados
TRAK Communications Inc..............   Delaware
     Daden-Anthony Associates,
       Inc...........................   Nevada
     Tecom Industries,
       Incorporated..................   California
          Tecom Limited..............   Scotland
     TRAK Ceramics Inc...............   Delaware
     TRAK Microwave Corporation......   Delaware
     TRAK Microwave Limited..........   Scotland

     The Registrant has certain other subsidiaries which are not named above. Such subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.